EXHIBIT 10.2
                       LEXUS COMMERCIAL ENTERPRISES, LTD.
                             SECURED PROMISSORY NOTE
US $1,050,000.00                                                    July 1, 1997

        FOR VALUE RECEIVED, the undersigned, LEXUS COMMERCIAL ENTERPRISES, LTD. (herein called the "Debtor"; other terms used but not defined herein shall have the meanings assigned thereto in the Subscription Agreement referred to below), hereby promise to pay to EQUALNET HOLDING CORP. (the "Company"), or registered assigns, the principal sum of ONE MILLION, FIFTY THOUSAND DOLLARS (US$1,050,000.00) in accordance with and subject to the terms hereof and of that certain Subscription Agreement (the "Agreement") dated as of even date herewith, by and between the Company and the Debtor.

        1. Payments of principal of this Note are to be made in lawful money of the United States of America by wire trnasfer of immediately available funds for the account of the Company to account number 7877891957 at Comerica Bank (ABA No. 111000753), credit "EqualNet Corporation"), or at such other place as the Company shall have designated by written notice to the Debtor.

        The Debtor will make required payments of principal on the dates and in the amounts specified in the attached Schedule A. This Note shall mature on the latest date set forth in Schedule A, and all amounts owing thereunder shall then be due and payable. The Purchaser may prepay this Note at any time and without penalty. No interest shall accrue on any amount of principal that has been so prepaid.

        So long as all payments of interest are paid when due, no interest shall accrue on this note. Interest shall accrue on overdue principal and interest at the lesser of (a) 8% per annum or (b) the maximum amount permitted by Texas law.

        Anything in this Agreement or this Note to the contrary notwithstanding, any payment of principal of or interest on this Note that is due on a date other than a business day shall be made on the net succeeding business day without including the additional days elapsed in the computation of the interest payable on such next succeeding business day.

        2. Debtor hereby grants to the Company a first priority security interest in and lien on 508,968 shares (the "Pledged Shares") of the Company's common stock, par value $.01 per hare, registered in the name of Debtor. The Certificate representing such shares is hereby pledged to the Company. The Company shall release such security interest and lien at the time all amounts owing under this Note have been paid in full; provided that, upon the payment of each regularly scheduled payment as set forth in Schedule A hereto, the Company shall release its lien and security interest in 67,862 Pledged Shares. Upon the final scheduled payment as reflected on Schedule A hereto, will release its interest in the remainder of the Pledged Shares. As such Pledged Shares are released, the Company shall issue new certificates representing uch shares in the name of debtor or its designee with the legend as to the Company's security interest removed.

        3. An "Event of Default" under this Note shall exist if any of the following conditions or events shall occur and be continuing:

                      (a) the Purchaser defaults in the payment of any principal on this Note when the same becomes due and payable, and such default continues for three business days; or

                      (b) the Purchaser defaults in the payment on any interest
               on this Note for more than five business days after the same becomes due and payable.

        Subject to Section 5 hereof, if an Event o Default has occurred and is continuing, the Company may declare, by notice to the debtor, this Note to be immediately due and payable, and may foreclose upon the Securities. If any Event of default has occurred and is continuing, and irrespective of whether this Note has become or have been declared immediately due and payable, the Company may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Agreement, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.


        4. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Texas excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such State.


        5. It is the intention of the Company and the Purchaser to comply with
(i) applicable usury laws of the State of Texas and (ii) if the maximum lawful nonusurious rates of interest that any holder is permitted to take or receive from, or charge to, the Company shall be governed by the federal laws of the United States of America, such federal laws. Accordingly, notwithstanding any provision to the contrary herein or in the Agreement, in no event shall this Note or the Agreement require the payment or permit th collection of interest in excess of the maximum nonusurious rate or amount permitted by such laws. If any such excess is (except for the application of this paragraph) contracted for, or charged or received, pursuant to or in connection with this Note or the Agreement, or if the maturity of the indebtedness evidenced by this Note is accelerated in shole or in part, or in the event that all or part of the principal of or interest on this Note shall be prepaid, so that under any circumstances the amount of interest contracted for, charged or received pursuant to or in connection with this Note or the Agreement shall exceed the maximum nonusurious amount of interest permitted by such laws, then (i) the provisions of this paragraph shall govern and control, (ii) neither the company nor any other person shall be obligated to pay the amount of such interest that is in excess of the maximum amount of interest permitted by such laws, (iii) any such excess which may have been collected shall, at the option of the holder of this Note, be either (x) applied as credit against the unpaid principal amount of this Note or accrued and unpaid interest on such unpaid principal amount or
(y) refunded to the Company, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful nonusurious rate allowed under such laws. Without limiting the foregoing provisions of this paragraph, all calculation of the rate of interest contracted for, charged or received under this Note or the Agreement that are made for the purpose of determining whether such rate exceeds the maximum lawful nonusurious rat shall be made, to the extent permitted by such laws, by amortizing, prorating, allocating and spreading during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged or received by the any holder.

        6. Except as specifically an expressly provided in the Agreement, the debtor and each and every other Person now or hereafter liable hereon waives grace, notice, presentment for payment, notice of non-payment, protest, notice of protest, notice of acceleration of the indebtedness due hereunder and notice of intent to accelerate and all other notice, filing of suit and diligence in collecting this Note and the enforcing of any security rights of any holder hereof, and consent and agree that the time of payment hereof may be extended at any time and from time to time, without notice or consideration to, or consent from, any of such Persons.

        7 In the event any one or more of the provisions of this Note or of the Agreement shall be invalid, illegal or unenforceable in any respect, the provisions hereof and thereof shall not in any way be affected thereby.

        EXECUTED and EFFECTIVE as of the 1st day of July, 1997.

                                    LEXUS COMMERCIAL ENTERPRISES, LTD.



                                    by ____________________________________
                                    name:      MICHAEL WILSON-SMITH
                                    title:          Authorized Signatory

                                   SCHEDULE A
                        Schedule of Payments of Principal


US$175,000 due and payable on July 2, 1997; US$175,000 due and payable on July 9, 1997; US$175,000 due and payable on July 16, 1997; US$175,000 due and payable on July 23, 1997; US$175,000 due and payable on July 30, 1997; and US$175,000 together with any other amounts that may be due hereunder, due and payable on August 6, 1997.